UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2022 (June 24, 2022)

CytoDyn Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-49908	83-1887078
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Main Street, Suite 660

Vancouver, Washington 98660

(Address of principal executive offices, including zip code)

(360) 980-8524

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02Unregistered Sales of Equity Securities.

The Company is providing this disclosure because, as of June 24, 2022, its unregistered sales of equity securities that were not previously reported, in the aggregate, exceeded 1% of the shares of its Common Stock outstanding as of May 31, 2022.

Private Placement of Common Stock and Warrants through Placement Agent

As of June 24, 2022, the Company had received binding subscription agreements for an estimated total of approximately 85.4 million units from accredited investors in a private offering (the “Offering”) through a placement agent. The final closing of the Offering was held on June 24, 2022. Each unit consists of one share of Common Stock and three-quarters of a warrant to purchase one share of Common Stock. The warrants will have a five-year term and will be exercisable in full when issued. The warrants, other than as described above, will be substantially similar to the form of warrant filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 7, 2021.

The aggregate gross proceeds received under the executed subscription agreements in the Offering were approximately $21.8 million. The final purchase price per unit and the exercise price of the warrants is $0.255 per share, which is equal to 85% of the intraday volume weighted average price of the Common Stock on April 29, 2022.

Pursuant to the subscription agreements, the Company has agreed to use commercially reasonable efforts to prepare and file with the Securities and Exchange Commission (the “SEC”), and cause the SEC to declare effective, within ninety (90) days following the final closing of the Offering, a registration statement under the Securities Act covering the resale of all of the shares and warrants to purchase shares of Common Stock sold in the Offering.

As a fee to the placement agent, the Company has agreed to pay a cash fee equal to 13% of the gross proceeds received from qualified investors in the Offering, as well as a one-time non-accountable expense fee of $50,000 in the aggregate for all closings in the Offering. The Company has also agreed to issue to the placement agent or its designees warrants with a 10-year term to purchase 13% of the total number of shares of Common Stock, including shares subject to warrants, sold to qualified investors in the Offering, for the total of approximately 19.4 million warrants. The issuance of the warrants is subject to the approval by the Company’s stockholders of an increase in authorized shares of Common Stock.

The Company is relying on the exemption provided by Rule 506 of Regulation D and Section 4(a)(2) of the Securities Act in connection with the Offering.

Issuance of Shares to Former Executive Officer

The Company issued to a former executive officer a total of 43,657 shares of Common Stock to satisfy its obligation to make a severance payment of $15,523 for the payroll periods ended May 31 and June 15, 2022, net of payroll deductions and withholding taxes. The number of shares issued was based on the closing price of the Common Stock on that date. The Company relied on the exemption from registration afforded by Section 4(a)(2) of the Securities Act in connection with the issuance of the shares.

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (c) On June 27, 2022, CytoDyn Inc., a Delaware corporation (the “Company”), entered into an employment agreement with Cyrus Arman, Ph.D. (the “Employment Agreement”), under which he will be employed as the Company’s President on an at-will basis beginning on July 9, 2022. Antonio Migliarese, who was appointed as interim President on January 24, 2022, will cease to be President on July 9, 2022, but will continue in his roles of Chief Financial Officer, Corporate Secretary and Treasurer, as well as serving as the Company’s principal accounting officer.

Dr. Arman, age 41, previously held positions with a number of biotechnology companies, most recently serving as Chief Business Officer of Nimble Therapeutics, Inc., a company focused on engineering peptides, since early 2021. He was Vice President of Corporate Development and Strategy of Neuvogen, Inc., an immunoncology company developing therapeutic whole cell cancer vaccines, from 2019 until 2021. Beginning in 2017, he served as cofounder and managing partner of BioVega Capital, LLC, a life sciences hedge fund, for four years, and as Director of Corporate Strategy at Amgen, a leading independent biotechnology company, for two years. For three years prior to 2017, Dr. Arman was Global Director and Head of Competitive Intelligence and Strategy at Amgen. He received an M.S. degree in biomedical engineering and a Ph.D. in neuroscience from the University of Southern California and an M.B.A from the UCLA Anderson School of Management.

There are no family relationships, as defined in Item 401 of Regulation S-K, between Dr. Arman and any of the Company’s executive officers or directors. There is no arrangement or understanding between Dr. Arman and any other person pursuant to which he was appointed as President of the Company. There are no transactions in which Dr. Arman has an interest requiring disclosure under Item 404(a) of Regulation S-K. There are no family relationships between him and any other executive officer or director of the Company.

(e) Dr. Arman’s Employment Agreement is effective as of July 9, 2022, and has an initial six-month term. Dr. Arman will be considered for advancement to the position of Chief Executive Officer during the initial term, in which event the term of the Employment Agreement will be extended. The compensation offered to Dr. Arman includes the following:

●	an initial annual base salary of $458,000;
●	Eligibility to participate in our short- and long-term incentive plans in which other executive officers may participate, with a target annual bonus equal to 40% of his base salary;
●	Contingent on approval by the stockholders of an amendment to the Company’s Certificate of Incorporation to increase the number of shares of common stock authorized for issuance, an initial grant of options with a grant date fair value of $750,000, calculated based on the Black-Scholes model, and awards of Restricted Stock Units (“RSUs”) and Performance Stock Units (“PSUs”), each with a grant date fair value of $375,000. The RSUs will vest in four equal annual installments subject to continued employment, while vesting of the PSUs will be tied to satisfactory achievement of performance metrics approved by the Board; and
●	other customary benefits for which he is qualified as an executive officer of the Company.

Dr. Arman is also entitled to severance benefits under the Employment Agreement as follows:

●	if Dr. Arman’s employment is terminated by the Company without cause during the first six months of his employment, he will be entitled to receive cash severance in an amount equal to six months of his annual base salary, with an additional month of severance for each additional month that Dr. Arman is employed up to a maximum of 12 months of severance; or
●	if the Company experiences a change in control during Dr. Arman’s employment and, during the 12 months following the change in control the Company terminates his employment without cause or he resigns for good reason, cash severance in an amount equal to 12 months of his annual base salary in effect when his termination occurs.

Severance payments may be satisfied either in cash or in common stock, at the sole discretion of the Company.

The foregoing description of the Employment Agreement is not complete and is qualified in its entirety by reference to the complete text of the Employment Agreement, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2022, to be filed with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CYTODYN INC.

Date: June 30, 2022	By	/s/ Antonio Migliarese
Antonio Migliarese
Interim President and Chief Financial Officer